PART II

EXPLANATORY NOTE

This Amendment to Form 1-A/A is being filed by Energous Corp solely for the purpose of filing exhibits. Accordingly, this Amendment consists only this Explanatory Note, Part III, the signature page, and previously unfiled exhibits.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this offering statement are incorporated by reference or are filed with this offering statement, in each case as indicated below.

Exhibit No.	Description of Document
1.1	Engagement Agreement with Digital Offering+

1.2	Soliciting Dealer Agreement with Digital Offering

1.3	Amendment to Engagement Agreement with Digital Offering+

2.1	Second Amended and Restated Certificate of Incorporation of Energous Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2020)

2.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Energous Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 15, 2023)

2.3	Amended and Restated Bylaws of Energous Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (File No. 333-193522) filed on March 13, 2014)

2.4	Form of Certificate of Designations for Series A Convertible Preferred Stock

3.1	Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2019)

3.2	Form of Common Warrant

3.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on February 20, 2024).

3.5	Form of Selling Agent’s Warrant

4.1	Form of Subscription Agreement +

4.2	Form of Subscription Agreement+

4.3	Form of Subscription Agreement+

6.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2021)*

6.2	Energous Corporation 2013 Equity Incentive Plan, as amended and restated June 16, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2021)*

6.3	Form of stock option award under 2013 Equity Incentive Plan, as amended and restated on June 16, 2021 (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-193522) filed on January 24, 2014)*

6.4	Form of Non-Statutory Option Award (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (File No. 333-193522) filed on March 13, 2014)*

6.5	2014 Non-Employee Equity Compensation Plan, as amended and restated May 26, 2020 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 28, 2020)*

6.6	Form of stock option award under 2014 Non-Employee Equity Compensation Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form S-1/A (File No. 333-193522) filed on March 21, 2014)*

6.7	Offer Letter effective as of December 6, 2021 between Energous Corporation and Cesar Johnston (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 9, 2021)*

6.8	Form of Restricted Stock Unit Award Agreement effective as of August 14, 2014 between Energous Corporation and Cesar Johnston (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014)*

6.9	Energous Corporation Form of Restricted Stock Unit Award Agreement under the 2013 Equity Incentive Plan, as amended and restated on June 16, 2021 (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed on March 30, 2015)*

6.10	Form of Inducement Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on March 30, 2015)*

6.11	Energous Corporation Director Compensation Policy (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2015)

6.12	Securities Purchase Agreement between the Company and Dialog Semiconductor plc, dated November 6, 2016 (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed on March 16, 2017)

6.13	Securities Purchase Agreement between the Company and Dialog Semiconductor plc, dated June 28, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2017)

6.14	Amended and Restated Warrant to Purchase Common Stock between the Company and Emily T Fairbairn Roth IRA, dated October 6, 2017 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed on March 16, 2018)

6.15	Amended and Restated Warrant to Purchase Common Stock between the Company and Malcom P Fairbairn Roth IRA, dated October 6, 2017 (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed on March 16, 2018)

6.16	Form of Severance and Change in Control Agreement (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on March 16, 2018)*

6.17	Energous Corporation MBO Bonus Plan (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on March 16, 2018)*

6.18	Securities Purchase Agreement among Energous Corporation and certain purchaser identified on the signature pages thereto, dated as of February 27, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 27, 2019)

6.19	Second Amendment to lease dated September 22, 2021 by and between Energous Corporation and the Irvine Company, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 15, 2021)

6.20	Letter Agreement by and between Energous Corporation and William Mannina dated July 28, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 1, 2023)*

6.21	Burak Offer Letter by and between Energous Corporation and Mallorie Burak, dated December 1, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 16, 2024)*

6.22	Severance and Change in Control Agreement by and between Energous Corporation and Mallorie Burak, Dated June 12, 2024 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on June 14, 2024)

6.23	Energous Corporation 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on June 14, 2024)

6.24	Energous Corporation Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on June 14, 2024)

6.25	At The Market Offering Agreement, dated June 21, 2024, by and between Energous Corporation and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on June 21, 2024)

6.26	Subordinated Business Loan Agreement, dated October 1, 2024, by and between Energous Corporation, Agile Capital Funding, LLC, and Agile Lending, LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on October 3, 2024)

6.27	Subordinated Business Loan Agreement, executed November 6, 2024, by and between Energous Corporation, Agile Capital Funding, LLC, and Agile Lending, LLC. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed November 8, 2024)

8.1	Form of Escrow Agreement+

9.1	Letter re change in certifying accountant, dated April 15, 2024 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 16, 2024)

10.1	Power of Attorney (reference is made to the signature page of the offering statement on Form 1-A filed by the Company with the Commission on October 11, 2024)

11.1	Consent of Marcum LLP+

12.1	Legality Opinion of CrowdCheck Law LLP

* Indicates a management contract or any compensatory plan, contract or arrangement.

** Company has omitted portions of the referenced exhibit and submitted such exhibit separately with a request for confidential treatment under Rule 24b-2 promulgated under the Exchange Act.

+Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 20, 2024.

Energous Corporation

By:	/s/ Mallorie Burak
Mallorie Burak
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mallorie Burak	Chief Executive Officer, Chief Financial Officer and Director	November 20, 2024
Mallorie Burak
(Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer)

*	Director	November 20, 2024
J. Michael Dodson

*	Director	November 20, 2024
David Roberson

*	Director	November 20, 2024
Rahul Patel

* By:	/s/ Mallorie Burak
Attorney-in-fact